EXHIBIT 10.8
REPRESENTATIONS AND WARRANTY AGREEMENT
     This REPRESENTATIONS AND WARRANTY AGREEMENT (this “Agreement”) is made and entered into as of March 3, 2010 (the “Effective Date”), by and among Welsh Property Trust, Inc., a Maryland corporation (the “REIT”), and Welsh Property Trust, L.P., a Delaware limited partnership and subsidiary of the REIT (the “Operating Partnership”, and collectively with the REIT, the “Consolidated Entities”) on the one hand, and Dennis J. Doyle, Scott T. Frederiksen and Jean V. Kane on the other hand (such individuals collectively, the “Principals”).
RECITALS
     WHEREAS, through a series of contribution agreements (the “Contribution Agreements”), effective as of the date hereof, by and between the Operating Partnership and (i) the three investment funds set forth on Exhibit A-1 hereto (the “Investment Funds”) that collectively own, directly or indirectly through 26 limited liability companies set forth on Exhibit A-1 hereto (the “Fund Entities”) , in whole or, with respect to Welsh US Real Estate Fund, LLC, in part, 33 real property investments and related assets, one mortgage interest, one parcel of vacant land and the right to acquire one additional real property investment and related assets, as set forth on Exhibit B-1 (the “Fund Properties”), for which Welsh Companies, LLC or other affiliates of the Principals (collectively, “Welsh”) serve as the manager, (ii) the owners of the 48 limited liability companies and limited partnerships set forth on Exhibit A-2 (the “Non-Fund Entities”) that collectively own, directly or indirectly, in whole or in part, 32 real property investments and related assets, as set forth on Exhibit B-2 (the “Non-Fund Properties” and, together with the Fund Properties and the JV Properties (defined below), the “Properties”), for which Welsh serves as the manager, and (iii) the Principals, as owners of (A) the companies set forth on Exhibit A-3 (collectively, the “Service Companies”) that have historically performed a variety of services for the Properties (the “Service Business”), and (B) the interest (the “JV Interest”) in the companies set forth on Exhibit A-4 (the “JV Companies”) that own, directly or indirectly 14 real property investments and related assets, as set forth on Exhibit B-3 (the “JV Properties”), the Operating Partnership is acquiring ownership of the Service Companies, the JV Interest and an indirect interest in the Properties in connection with the proposed initial public offering (“IPO”) of the common stock, par value $.01 per share, of the REIT (the “REIT Shares”).
     WHEREAS, the Principals, or their affiliates, own an equity interest in and control, either directly or indirectly, all of the Non-Fund Entities, other than the Non-Fund Entities set forth on Exhibit A-5. The Non-Fund Entities set forth on Exhibit A-5 are referred to herein as the “Outside Entities” and the remaining Non-Fund Entities, together with the Service Companies, the JV Companies and the Fund Entities, are referred to herein as the “Principal Controlled Entities.”
     WHEREAS, the Non-Fund Entities set forth on Exhibit A-6 hereto (the “Newly Formed Entities”) will be formed after the Effective Date, but prior to the Closing Date, and certain properties set forth on Exhibit A-6 hereto, or assets related thereto, will be contributed to such Newly Formed Entities by the existing entities set forth on Exhibit A-6 hereto (the “Existing Non-Fund Entities”).

     WHEREAS, pursuant to the Contribution Agreements, the Operating Partnership will be issuing units of limited partner interest in the Operating Partnership (“OP Units”) to the Pre-Formation Participants for their equity interests in the Outside Entities and the Principal Controlled Entities; and
     WHEREAS, in order to induce the Operating Partnership to enter into the Contribution Agreements, the Principals have agreed to provide certain representations or warranties with respect to the Principal Controlled Entities and the Properties, as set forth herein.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and other terms contained in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I
REPRESENTATION AND WARRANTIES
     Except as disclosed in the PPM, each of the Principals hereby represents and warrants to the Consolidated Entities that the statements contained in this Article I are true and correct as of the Effective Date and, except as disclosed in the Prospectus, each of the Principals hereby represents and warrants to the Consolidated Entities that the statements contained in this Article I are true and correct as of the Closing Date. For purposes of this Article I and the representations and warranties made (i) as of the Effective Date, the term “Principal Controlled Entities” shall exclude the Newly Formed Entities, but shall include the Existing Non-Fund Entities (other than the Outside Entities noted with an “*” on Exhibit A-6); and (ii) as of the Closing Date, the term “Principal Controlled Entities” shall include both the Newly Formed Entities, and the Existing Non-Fund Entities.
     Section 1.01 ORGANIZATION; AUTHORITY.
     (a) Each of the Principal Controlled Entities has been duly organized and is validly existing under the Laws of its jurisdiction of organization and has all requisite power and authority to enter into each agreement or other document contemplated by the Contribution Agreements and to carry out the transactions contemplated thereby, and to own, lease and/or operate each of its Properties and to carry on its business as presently conducted. Each such Principal Controlled Entity and each of its Subsidiaries, to the extent required under applicable Laws, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its Properties make such qualification necessary, other than such failures to be so qualified as would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect.
     (b) Exhibit B-1 hereto (with respect to the Investment Funds), Exhibit B-2 hereto (with respect to the Non-Fund Entities, other than the Outside Entities) and Exhibit B-3 hereto (with respect to the JV Companies) sets forth, as of the Effective Date (i) each Subsidiary of each Principal Controlled Entity, (ii) the ownership interests of

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such Principal Controlled Entity in such Subsidiary, (iii) if not wholly owned by such Principal Controlled Entity, the identity and ownership interest of each of the other owners of such Subsidiary, and (iv) each Property owned or leased pursuant to a ground lease by such Principal Controlled Entity or such Subsidiary. To the Principal’s Knowledge, no Outside Entity owns any interest in any real property investment or related asset, other than an interest in one or more of the Properties. Each Subsidiary of each Principal Controlled Entity has been duly organized and is validly existing under the Laws of its jurisdiction of organization, and has all power and authority to own, lease and/or operate its Properties and to carry on its business as presently conducted. Each Subsidiary of each Principal Controlled Entity, to the extent required under applicable Laws, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its Properties make such qualification necessary, other than such failures to be so qualified as would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect.
     Section 1.02 DUE AUTHORIZATION. The execution, delivery and performance by each Principal Controlled Entity of each agreement or other document contemplated by the Contribution Agreements to which it is a party have been duly and validly authorized by all necessary actions required of such Principal Controlled Entity. Each agreement, document and instrument contemplated by the Contribution Agreements and executed and delivered by or on behalf of each Principal Controlled Entity constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of such Principal Controlled Entity, each enforceable against such Principal Controlled Entity in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.
     Section 1.03 CAPITALIZATION. Exhibit A to the Contribution Agreements sets forth, with respect to each Principal Controlled Entity other than the Existing Non-Fund Entities and the Newly Formed Entities, the ownership of each such Principal Controlled Entity as of the Effective Date and as of the Closing Date and, with respect to the Newly Formed Entities, the ownership of each such Newly Formed Entity as of the Closing Date. All of the issued and outstanding equity interests of such Principal Controlled Entity (other than the Existing Non-Fund Entities) are validly issued and, to the Principal’s Knowledge, are not subject to preemptive rights.
     Section 1.04 LICENSES AND PERMITS. To the Principal’s Knowledge, all notices, licenses, permits, certificates and authorizations required for the continued use, occupancy, management, leasing and operation of the Properties and for the business and operations of the Service Business have been obtained or can be obtained without material cost, are in full force and effect, are in good standing, and are assignable to the extent required in connection with the transactions contemplated by the Contribution Agreements, in each case other than those notices, licenses, permits, certificates and authorizations the failure of which to obtain would not, individually or in the aggregate, have a material adverse effect on the business or operations of any Property or the Service Business that would reasonably be expected to exceed the Threshold Amount. To the Principal’s Knowledge, no Principal Controlled Entity or any of their Subsidiaries,

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nor any third party has taken any action that (or failed to take any action the omission of which) would result in the revocation of any such notice, license, permit, certificate or authorization where such revocation or revocations would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Principal Controlled Entity or any of their Subsidiaries has received any written notice of violation from any Governmental Authority or written notice of the intention of any entity to revoke any of them, that in each case has not been cured or otherwise resolved to the satisfaction of such Governmental Authority and that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 1.05 LITIGATION. Except for actions, suits or proceedings covered by the policies of insurance described in Section 1.07(a), to the Principal’s Knowledge, there is no action, suit or proceeding pending or threatened against any Principal Controlled Entity or any of their Subsidiaries which, if adversely determined, would, individually or together with all such other actions, reasonably be expected to have a Material Adverse Effect. To the Principal’s Knowledge, there is no action, suit or proceeding pending or, threatened against any Principal Controlled Entity or any of their Subsidiaries which challenges or impairs the ability of the Principal Controlled Entities to execute or deliver, or perform its obligations under any of the Contribution Agreements or to consummate the transactions contemplated hereby and thereby.
     Section 1.06 COMPLIANCE WITH LAWS. To the Principal’s Knowledge, the Principal Controlled Entities and their Subsidiaries have conducted their business in compliance with all applicable Laws, except for such failures that would not, individually or in the aggregate, reasonably be expected to require payments by the Principal Controlled Entities and their Subsidiaries in excess of the Threshold Amount to remedy. No Principal Controlled Entity or any of its Subsidiaries, or to the Principal’s Knowledge, any third party, has been informed in writing of any continuing violation of any such Laws or that any investigation has been commenced and is continuing or is contemplated respecting any such possible violation, except in each case for violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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     Section 1.07 PROPERTIES.
          (a) Each applicable Principal Controlled Entity or Subsidiary set forth on Schedule 1.07(a) currently is or, in the case of each Newly Formed Entity, will be as of the Closing Date, insured under a policy of title insurance as the owner of, and the applicable Principal Controlled Entity or Subsidiary is (i) the owner of, the fee simple estate to each Property identified on Schedule 1.07(a)(i), and (ii) the holder of a co-tenancy interest in those properties listed on Schedule 1.07(a)(ii) (and the percentage of co-tenancy interest held is listed thereon), in each case free and clear of all Liens, except for Permitted Liens. From the Effective Date through and including the Closing Date, each applicable Principal Controlled Entity or Subsidiary shall not take or omit to take any action to cause any Lien to attach to the Property owned by such entity, except for Permitted Liens.
          (b) Except for matters that would not, individually or in the aggregate, have a material adverse effect on the business or operations of the Properties reasonably valued in excess of the Threshold Amount, (i) none of the Principal Controlled Entities, any of their Subsidiaries, nor, to the Principal’s Knowledge, any other party to any agreement affecting any Property (other than a Lease (as such term is hereinafter defined) for space within such Property), has given or received any notice of default with respect to any term or condition of any such agreement, including, without limitation, any ground lease, (ii) no event has occurred or has been threatened in writing, which with or without the passage of time or the giving of notice, or both, would, individually or together with all such other events, constitute a default under any such agreement, or would, individually or together with all such other events, reasonably be expected to cause the acceleration of any material obligation of any party thereto or the creation of a Lien upon any asset of any Principal Controlled Entity or any of their Subsidiaries, except for Permitted Liens, and (iii) all agreements affecting any Property required for the continued use, occupancy, management, leasing and operation of such Property (exclusive of space Leases) are valid and binding and in full force and effect.
          (c) To the Principal’s Knowledge, none of the operations, as presently conducted, of the buildings, fixtures and other improvements comprising a part of the Properties are in violation of any applicable building code, zoning ordinance or other Law or regulation, except for such violations that would not, individually or in the aggregate, be reasonably expected to cost in excess of the Threshold Amount to cure.
          (d) To the Principal’s Knowledge, there is no material defect in the condition of (i) the Properties, (ii) the improvements thereon, (iii) the roof, foundation, load-bearing walls or other structural elements thereof, or (iv) the mechanical, electrical, plumbing and, safety systems therein, nor any material damage from casualty or other cause, nor any soil condition of any nature that will not support all of the improvements thereon. For this purpose, a “material defect” does not include a defect for which there are insurance proceeds readily available to correct, or as to which capital expenditures to repair or replace the defective item have been budgeted and adequately reserved and, in each case, is actively being corrected.

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          (e) Except for matters that would not, individually or in the aggregate, have a material adverse effect on the business or operations of the Property reasonably valued in excess of the Threshold Amount, (i) no Principal Controlled Entity or any of their Subsidiaries, nor, to the Principal’s Knowledge, any other party to any Lease, has given or received any notice of default with respect to any term or condition of any such Lease, (ii) to the Principal’s Knowledge, no event has occurred or has been threatened in writing, which with or without the passage of time or the giving of notice, or both, would, individually or together with all such other events, constitute a default under any Lease, or would, individually or together with all such other events, reasonably be expected to cause the acceleration of any material obligation of any party thereto or the creation of a Lien upon any asset of the Principal Controlled Entities or any of their Subsidiaries, except for Permitted Liens, and (iii) each of the leases (and all amendments thereto or modifications thereof) to which any Principal Controlled Entity or any of their Subsidiaries is a party or by which any Principal Controlled Entity or any of their Subsidiaries or any Property is bound or subject (collectively, the “Leases”) is and will be valid and binding and in full force and effect. None of the Leases require the consent or approval of any party in connection with the transactions contemplated hereunder.
          (f) Schedule 1.07(f) is a true and complete list of all Leases (together with all amendments and supplements thereto) for more than 100,000 rentable square feet of any Property (the “Material Leases”). No tenant under any of the Material Leases has an option or right of first refusal to purchase the premises demised under such Material Leases. The consummation of the transactions contemplated hereunder will not give rise to any breach, default or any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of the Material Leases. Schedule 1.07(f) identifies in a true, correct and complete manner the following information as it relates to all Material Leases: (i) the expiration date; (ii) the rentable square footage demised thereunder, (iii) the use of the demised premises thereunder; (iv) the annualized base rent payable thereunder; (v) rent arrearages and other defaults of which the Principals have Knowledge; (vi) renewal, expansion and purchase options; and (vii) any outstanding tenant improvement allowances, brokerage commissions or other tenant inducement or similar costs applicable to such Material Lease.
          (g) All equipment, fixtures and personal property located at or on any Property that is owned by the applicable Principal Controlled Entity or Subsidiary shall remain and not be removed by the Principal Controlled Entity or Subsidiary prior to the Closing Date, except for equipment that becomes obsolete or unusable, which may be disposed of or replaced in the ordinary course of business.
          (h) The applicable Principal Controlled Entity or Subsidiary has not incurred any indebtedness related to the Properties except in each instance for (i) trade payables and other customary and ordinary expenses in the ordinary course of business; and (ii) financing or credit arrangements existing as of the Effective Date as set forth on Schedule 3.03(l) hereto.
     Section 1.08 INSURANCE. The applicable Principal Controlled Entity or Subsidiary has in place the public liability, casualty and other insurance coverage with

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respect to each Property and the Service Business as the Principals reasonably deem necessary. Each of the insurance policies with respect to the Properties and the Service Business is in full force and effect and all premiums due and payable thereunder have been fully paid when due. No Principal Controlled Entity nor any Subsidiary has received from any insurance company any notices of cancellation or intent to cancel any insurance.
     Section 1.09 ENVIRONMENTAL MATTERS. Schedule 1.09 is a true and complete list of all environmental site assessment reports, investigations, remediation or compliance studies, audits, assessments or similar documents relating to the Properties, and prepared within ten (10) years prior to the Effective Date and within the possession or under the control of the Principals, the Principal Controlled Entities or any of their respective Subsidiaries, or any agent of any of the foregoing (collectively, the “Environmental Reports”).
          (a) To the Principal’s Knowledge, the Principal Controlled Entities, their Subsidiaries and the Properties are in material compliance with all Environmental Laws;
          (b) Neither the Principal Controlled Entities nor their Subsidiaries have received any written notice from any Governmental Authority or third party alleging that any Principal Controlled Entity, any of their Subsidiaries or any Property is not in compliance with applicable Environmental Laws;
          (c) To the Principal’s Knowledge, except as disclosed in Schedule 1.09(c), the Properties are not presently subject to any federal, state or local lien (including any “Superfund” lien), proceedings, claim, liability, or action, or the threat or likelihood thereof, relating to the clean-up, removal or remediation of any hazardous substance from the Property and neither the Principal Controlled Entities nor their Subsidiaries have received any request or information from the United States Environmental Protection Agency or any other public, governmental or quasi-governmental agency or authority with jurisdiction over any Environmental Law;
          (d) To the Principal’s Knowledge, except as disclosed in the reports listed in Schedule 1.09, there has not been a release of a hazardous substance on any Property that would require investigation or remediation under applicable Environmental Laws nor has any hazardous substance been placed or stored in, on, under or over the Property in violation of any Environmental Law;
          (e) Neither the Principal Controlled Entities nor their Subsidiaries have placed, located, sited or buried any underground storage tanks at the Properties and, to the Principal’s Knowledge, no underground storage tanks are located on, at or under the Properties which are not maintained in accordance with applicable Laws; and
          (f) Neither the Principal Controlled Entities nor their Subsidiaries have used any part of the Properties as a sanitary landfill, waste dump site or for the treatment or disposal of hazardous waste as defined in the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901, et seq.), as amended (“RCRA”), and, to the Principal’s

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Knowledge, no part of the Properties were used as a sanitary landfill, waste dump site or for the treatment or disposal of hazardous waste as defined in RCRA prior to the ownership thereof by the Principal Controlled Entities and their Subsidiaries except as disclosed in the Environmental Reports.
The representations and warranties contained in this Section 1.06 constitute the sole and exclusive representations and warranties made by the Principals concerning environmental matters.
     Section 1.10 EMINENT DOMAIN. There is no existing or, to the Principal’s Knowledge, proposed or threatened condemnation, eminent domain or similar proceeding, or private purchase in lieu of such a proceeding which would have a material adverse effect on the business or operations of any Property reasonably valued to be in excess of the Threshold Amount.
     Section 1.11 FINANCIAL STATEMENTS. The financial statements of the Principal Controlled Entities included in the PPM and in the Prospectus have been, prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), subject, in the case of unaudited statements, to normal year-end audit adjustments; provided, however, that the foregoing representation and warranty in respect of the financial statements included in the Prospectus is made only as of the Closing Date.
     Section 1.12 CONSENTS AND APPROVALS. Except as shall have been satisfied on or prior to the Closing Date, no consent, waiver, approval or authorization of, or filing with, any Person or Governmental Authority or under any applicable Laws is required to be obtained by any Principal Controlled Entity or Subsidiary in connection with the execution, delivery and performance of any of the agreements or documents contemplated by the Contribution Agreements to which such Principal Controlled Entity is a party and the transactions contemplated hereby and thereby, except for those consents, waivers, approvals, authorizations or filings, the failure of which to obtain or to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 1.13 NO VIOLATION. None of the execution, delivery or performance by any Principal Controlled Entity of any agreement or document contemplated by the Contribution Agreements to which it is a party and the transactions contemplated hereby and thereby does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right under, (A) the organizational documents of any Principal Controlled Entity or Subsidiary, (B) any agreement, document or instrument to which any Principal Controlled Entity or Subsidiary or any of their respective assets or properties are bound or (C) any term or provision of any judgment, order, writ, injunction, or decree binding on any Principal Controlled Entity or Subsidiary, except for, in the case of clause (B) or (C), any such

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breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 1.14 TAXES. Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Principal Controlled Entity and each Subsidiary of a Principal Controlled Entity has timely filed all Tax and information returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Authority having authority to do so) and all such returns and reports are accurate and complete in all material respects, and has paid (or had paid on its behalf) all Taxes as required to be paid by it, and (ii) (x) no written deficiencies for any Taxes have been proposed, asserted or assessed against any Principal Controlled Entity, any Subsidiary of a Principal Controlled Entity or any asset of a Principal Controlled Entity or its Subsidiaries, and (y) to the Principal’s knowledge, no deficiencies for any Taxes will be proposed, asserted or assessed against any Principal Controlled Entity, any Subsidiary of a Principal Controlled Entity or any asset of a Principal Controlled Entity or its Subsidiaries, and (z) no requests for waivers of the time to assess any such Taxes are pending. Each Principal Controlled Entity and each Subsidiary of a Principal Controlled Entity has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or other third party. For U.S. federal income tax purposes, each Principal Controlled Entity and each Subsidiary of a Principal Controlled Entity is, and at all times during its existence has been, treated as a partnership or as an entity that is disregarded as an entity separate from its owner pursuant to Treasury Regulations Section 301.7701-2 (rather than an association or a publicly traded partnership taxable as a corporation).
     Section 1.15 NON-FOREIGN STATUS. None of the Principal Controlled Entities is a foreign person (as defined in the Code) and none is, therefore, subject to the provisions of the Code relating to the withholding of sales or exchange proceeds to foreign persons.
     Section 1.16 SERVICE BUSINESS AGREEMENTS. All of the Material Agreements related to the Service Business are listed on Schedule 1.16 and are in full force and effect and no Principal Controlled Entity or, to the Knowledge of the Principals, other party to such agreements is in default thereunder.
The Principals hereby agree promptly to give the Consolidated Entities written notice upon obtaining Knowledge of any information that makes any representation or warranty made by the Principals hereunder untrue, and in any event to give written notice within five (5) business days of obtaining Knowledge of such information.
ARTICLE II
NATURE OF REPRESENTATIONS AND WARRANTIES
     Section 2.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement shall be effective from the

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Effective Date until the Closing Date, at which time all representations and warranties shall expire.
     Section 2.02 NO IMPLIED REPRESENTATIONS OR WARRANTIES. Other than the representations and warranties expressly set forth in Article I, the Principals shall not be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby.
ARTICLE III
GENERAL PROVISIONS
     Section 3.01 COVENANT. As of the Effective Date, the Principals covenant and agree to cause each of the Properties to be maintained and operated in the ordinary course, consistent with past practice and in prudent standards of similar properties in the relevant jurisdictions. The Principals further covenant and agree to cause the formation of the Newly Formed Entities prior to the Closing Date and to use all commercially reasonable efforts to cause the transfer of the properties set forth on Exhibit A-6 hereto, or assets related thereto, from the Existing Non-Fund Entities to the Newly Formed Entities, as contemplated by the Contribution Agreements signed by the Existing Non-Fund Entities.
     Section 3.02 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (i) delivered personally, (ii) five Business Days after being mailed by certified mail, return receipt requested and postage prepaid, (iii) one Business Day after being sent by a nationally recognized overnight courier or (iv) transmitted by facsimile if confirmed within 24 hours thereafter by a signed original sent in the manner provided in clause (i), (ii) or (iii) to the parties at the following addresses (or at such other address for a party as shall be specified by notice from such party):
if to the REIT or the Operating Partnership to:
Welsh Property Trust, Inc.
4350 Baker Road, Suite 400
Minnetonka, Minnesota 55343-8695
Facsimile: 952-842-7700
Attention: Chief Executive Officer
if to any Principal, to:
4350 Baker Road, Suite 400
Minnetonka, Minnesota 55343-8695
Facsimile: 952-842-7700
     Section 3.03 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings.

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          (a) “Affiliate” means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
          (b) “Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of Minnesota or New York.
          (c) “Closing Date” means the closing date of the IPO.
          (d) “Code” means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated or issued thereunder.
          (e) “Environmental Laws” means all federal, state and local Laws governing pollution or the protection of human health or the environment.
          (f) “Governmental Authority” means any government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.
          (g) “Knowledge” means the actual current knowledge of the Principal without duty of investigation or inquiry.
          (h) “Laws” means laws, statutes, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and policies of any Governmental Authority.
          (i) “Liens” means all pledges, claims, liens, charges, restrictions, controls, easements, rights of way, exceptions, reservations, leases, licenses, grants, covenants and conditions, encumbrances and security interests of any kind or nature whatsoever.
          (j) “Material Adverse Effect” means a material adverse effect on the REIT, the Operating Partnership, the Properties and the Service Business taken as a whole.
          (k) “Material Agreement” means an agreement involving revenues or expenses in excess of $100,000 per annum, other than brokerage and listing agreements which can be terminated at will and the value of which cannot be determined prior to the closing of the sale to which such agreement relates.
          (l) “Permitted Liens” means (i) Liens, or deposits made to secure the release of such Liens, securing Taxes, the payment of which is not delinquent or the payment of which is actively being contested in good faith by appropriate proceedings diligently pursued and for which appropriate reserves are being maintained; (ii) zoning Laws generally applicable to the districts in which the Properties are located that do not materially impair the current use of a Property; (iii) easements, licenses, rights-of-way

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encroachments, rights of access or other non-monetary matters that do not materially impair the current use of a Property and, if not disclosed in a title policy described in subparagraph (ix) below, do not individually or in the aggregate have a material adverse effect on the value of a Property; (iv) Liens securing financing or credit arrangements existing as of the Effective Date as set forth on Schedule 3.03(l) hereto; (v) Liens arising under written leases entered into with third parties, as tenants only, in the ordinary course of business; (vi) such minor defects, irregularities, encumbrances, easements, rights-of-way and covenants running with the land as normally exist with respect to properties similarly used and which do not materially impair the current use of the Property and, if not disclosed in a title policy described in subparagraph (ix) below, do not individually or in the aggregate have a material adverse effect on the value of a Property; (vii) Liens in respect of Property imposed by law which were incurred in the ordinary course of business such as carriers’, warehousemen’s, mechanics’, materialmen’s, workmen’s and repairmen’s liens, equipment leases and other similar liens arising in the ordinary course of business that are not delinquent and for which adequate reserves are being maintained; (viii) liens consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security or similar legislation that are not delinquent and for which adequate reserves are being maintained, (ix) liens consisting of judgment or judicial attachment liens (including prejudgment attachment) arising from claims or proceedings that are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside, or which are covered in full (subject to a customary deductible) by insurance; and (x) any exceptions contained in the title policies, made available to the Consolidated Entities prior to the Effective Date, relating to the Properties as of the Effective Date.
          (m) “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.
          (n) “PPM” means the Confidential Offering Memorandum, dated December 23, 2009, of the Operating Partnership, as supplemented on February 16, 2010.
          (o) “Pre-Formation Participants” means the Investment Funds, the Existing Non-Fund Entities, the holders of the equity interests in the Non-Fund Entities (other than the Newly Formed Entities), including the equity owners of the Outside Entities, and the Principals.
          (p) “Prospectus” means the prospectus contained in the Registration Statement at the time the Registration Statement becomes effective under the Securities Act.
          (q) “Registration Statement” means the registration statement on Form S-11, as amended, filed by the REIT under the Securities Act to register the offer and sale of the REIT Shares in the IPO.
          (r) “Securities Act” means the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder.

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          (s) “Subsidiary” means any corporation, partnership, limited liability company, joint venture, trust or other legal entity which a Principal Controlled Entity owns (either directly or through or together with another Subsidiary) either (i) a general partner, managing member or other similar interest, or (ii)(A) 50% or more of the voting power of the voting capital stock or other equity interests, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity.
          (t) “Tax” means all federal, state, local and foreign income, withholding, property, sales, franchise, employment, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including (i) estimated taxes, together with penalties, interest or additions to Tax with respect thereto and (ii) any taxes of another person or entity as a result of any transfer, succession or assignment, by contract, or otherwise.
          (u) “Threshold Amount” means $6,250,000.00.
     Section 3.04 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to each other party.
     Section 3.05 ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES. This Agreement and the Escrow Agreement, including, without limitation, the exhibits hereto and thereto, constitute the entire agreement and supersede each prior agreement and understanding, whether written or oral, among the parties regarding the subject matter of this Agreement. This Agreement is not intended to confer any rights or remedies on any Person other than the parties hereto.
     Section 3.06 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of any laws that might otherwise govern under applicable principles of conflicts of laws thereof.
     Section 3.07 ASSIGNMENT. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void and of no force and effect, except that the Operating Partnership may assign its rights and obligations hereunder to an Affiliate.
     Section 3.08 JURISDICTION. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the County of Hennepin (collectively, the “Minnesota Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its

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property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper.
     Section 3.09 SEVERABILITY. Each provision of this Agreement will be interpreted so as to be effective and valid under applicable law, but if any provision is held invalid, illegal or unenforceable under applicable law in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been included herein.
     Section 3.10 RULES OF CONSTRUCTION.
          (a) The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
          (b) The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.
     Section 3.11 EQUITABLE REMEDIES. The parties agree that irreparable damage would occur to the Operating Partnership in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Operating Partnership shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Principals and to enforce specifically the terms and provisions hereof in any federal or state court located in Hennepin County, Minnesota, this being in addition to any other remedy to which the Operating Partnership is entitled under this Agreement or otherwise at law or in equity.

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     Section 3.12 TIME OF THE ESSENCE. Time is of the essence with respect to all obligations under this Agreement.
     Section 3.13 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
     Section 3.14 NO PERSONAL LIABILITY CONFERRED. This Agreement shall not create or permit any personal liability or obligation on the part of any officer, director, partner, employee or stockholder of the REIT or the Operating Partnership in their capacities as such.
[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers, all as of the date first written above.

CONSOLIDATED ENTITIES WELSH PROPERTY TRUST, INC.
By:	/s/ SCOTT T. FREDERIKSEN
	Name:	Scott T. Frederiksen
	Title:	Chief Executive Officer

WELSH PROPERTY TRUST PROPERTIES, L.P. By: Welsh Property Trust, LLC Its General Partner
By:	/s/ SCOTT T. FREDERIKSEN
	Name:	Scott T. Frederiksen
	Title:	Chief Executive Officer

PRINCIPALS

/s/ SCOTT T. FREDERIKSEN
Scott T. Frederiksen

/s/ JEAN KANE
Jean Kane

/s/ DENNIS J. DOYLE
Dennis J. Doyle

EXHIBIT A-1
INVESTMENT FUNDS AND FUND ENTITIES
•	Welsh Midwest Real Estate Fund, LLC
•	450 Lombard, LLC

•	1920 Beltway, LLC

•	2036 Stout, LLC

•	7750 Zionsville, LLC

•	Lunt Howard, LLC

•	Urbandale Properties, LLC
•	Urbandale Delaware Properties, LLC
•	Welsh CJC, LLC

•	Welsh CR, LLC

•	Welsh Hernasco, LLC

•	Welsh Jacksonville, LLC

•	Welsh Kiesland, LLC

•	Welsh Kiesland II, LLC

•	Welsh Rivers Park, LLC

•	Welsh Symmes Road, LLC
•	Welsh Real Estate Fund IV, LLC
•	Welsh Cahill Road, LLC

•	Welsh Fond du Lac, LLC

•	Welsh Sumner Way, LLC

Welsh US Real Estate Fund, LLC
•	Welsh 201 Mississippi, LLC

•	Welsh Franklin, LLC

•	Welsh Hoover Road, LLC

•	Welsh Kemper, LLC

•	Welsh Queenland, LLC

•	Welsh Romulus Development, LLC

•	Welsh Romulus Mezz, LLC
•	Welsh Romulus, LLC

EXHIBIT A-2
NON-FUND ENTITIES
•	Welsh Warren II, LLC

•	Welsh Lincoln II, LLC

•	Welsh Orange City, LLC

•	Welsh Anderberg GP, LLC

•	Oxford Industrial Partners Limited Partnership

•	Welsh Baker Road, LLC

•	Creekedge Business Center, LLC

•	Welsh Executive Park II, LLC

•	Waters Ventures, LLC

•	Welsh Green Park, LLC

•	Welsh Lambert Pointe Development III, LLC

•	Welsh Lambert Pointe Holdings, LLC

•	Welsh Lambert Pointe Holdings II, LLC

•	Welsh Lambert Pointe Development II, LLC

•	MS/TB, LLC

•	MMBC Intercen, LLC

•	Welsh Intercen, LLC
•	PH Intercen, LLC

•	Intercen Partners, LLC
•	Welsh Shoreview, LLC

•	Doyle PaR, LLC

•	ZEL Shoreview, LLC

•	918 Plymouth Partners, LLC

•	Welsh Ankeny II, LLC

•	Bloomgate Holdings, LLC

•	Westval Ventures, LLC
•	Westval Ventures Sub, LLC
•	Roseridge Financial, LLC

•	TriCor Properties, LLP

•	TriCor Properties, LLC

•	Valley View Investments, LLC

•	Welsh Tri-Center II, LLC

•	Welsh Partners 85, LLC

•	Welsh Glendale, LLC

•	VanVliet Glendale, LLC

•	Woodhouse Glendale, LLC

•	Welsh Pewaukee, LLC

•	VanVliet Pewaukee, LLC

•	Woodhouse Pewaukee, LLC

•	FAE Westbelt SPE, LLC

•	Welsh Westbelt, LLC

•	Wronski Exchange, LLC

•	Carpenter Enterprise Park, LLC

•	Sauk Point Square, LLC

•	Koloa Durham, LLC

EXHIBIT A-3
SERVICE COMPANIES
     The Principals own the following two Service Companies through three entities, each of which is wholly-owned by one of the Principals:
•	WelshCo, LLC

•	Welsh Securities, LLC
     WelshCo, LLC is the sole member of the following Service Companies:
•	Welsh Companies, LLC

•	Welsh Facilities Services, LLC

•	Welsh Capital, LLC

•	Genesis Architecture, LLC

•	Welsh Construction, LLC

•	WelshInvest, LLC

EXHIBIT A-4
JV COMPANIES
•	Welsh Holdings CNL Fund, LLC (to hold interest in following subsidiaries, if required by lender)
•	Welsh CNL Fund I, LLC (5% interest only)

•	Welsh CNL Management, LLC (5% interest only)

•	Welsh Fingerhut Equipment, LLC (5% interest only)
•	KADO Investment Partners, LLC
•	KADO Southdale Investment, LLC (owns 21.73% TIC interest in property)

EXHIBIT A-5
Entities That Own Property as Tenants in Common with Welsh US Real Estate Fund, LLC
•	Wronski Exchange, LLC

•	Carpenter Enterprise Park, LLC

•	Sauk Point Square, LLC

•	Koloa Durham, LLC
Non-Controlled Entities That Own Property as Tenants in Common
•	MS/TB, LLC

•	MMBC Intercen, LLC

•	ZEL Shoreview, LLC

•	Woodhouse Pewaukee, LLC

•	Van Vliet Pewaukee, LLC

•	Woodhouse Glendale, LLC

•	Van Vliet Glendale, LLC

•	Welsh Westbelt, LLC

•	Roseridge Financial, LLC

EXHIBIT A-6

EXISTING NON-FUND ENTITIES	NEWLY FORMED ENTITIES	PROPERTY ADDRESS
Welsh Warren, LLC	Welsh Warren II, LLC	25295 Guenther Road, Warren, MI

Devin Nathan, Inc.	Welsh Anderberg GP, LLC	6999 Oxford Street, St. Louis Park, MN

Oakcreek Industrial Partners, LLC	Creekedge Business Center, LLC	7247-7275 Flying Cloud Drive, Eden Prairie, MN

Welsh Ankeny, LLC	Welsh Ankeny II, LLC	2205 SE Creekview Dr., Ankeny, IA 50021
B&D Ankeny, LLC

	TriCor Properties, LLC	9835-9859 13th Avenue North, Plymouth, MN 55441
9905-9925 13th Avenue North, Plymouth, MN 55441

Welsh Tri-Center, LLC	Welsh Tri-Center II, LLC	1700-1910 Elmhurst, Elk Grove Village, IL 60007
AM Anderson Properties, L.C.*
Mark Anderson Properties, L.C.*

Welsh Partners 85, a Limited Partnership	Welsh Partners 85, LLC	6820-6848 Washington Avenue South, Eden Prairie, MN 55344
6102-6190 Olson Memorial Highway, Golden Valley, MN 55422
7202-7264 Washington Avenue South, Eden Prairie, MN 55344

Welsh Executive Park, LLC	Welsh Executive Park II, LLC	1760-1850 North Corrington Avenue, Kansas City, MO
MS/TB KC, LLC*
DJD Executive Park, LLC

EXISTING NON-FUND ENTITIES	NEWLY FORMED ENTITIES	PROPERTY ADDRESS
Welsh Lincoln, LLC	Welsh Lincoln II, LLC	5600-5672 Lincoln Drive, Edina, MN
S.M.D. Lincoln Investments, LLC
Hickory Hills Apartments Limited
Partnership

*	Outside Entity

EXHIBIT B-1
FUND PROPERTIES
Welsh Midwest Real Estate Fund, LLC
     450 Lombard, LLC
•	450 South Lombard Road, Addison, IL 60101
     1920 Beltway, LLC
•	1920 Beltway Drive, St. Louis, MO 63114
     2036 Stout, LLC
•	2036 Stout Field West Drive, Indianapolis, IN 46241
     7750 Zionsville, LLC
•	7750 Zionsville Road, Indianapolis, IN 46268
     Lunt Howard, LLC
•	2201 Lunt Road, Elk Grove Village (Chicago), IL 60007
Urbandale Properties, LLC (Interests held indirectly through a wholly-owned subsidiary, Urbandale Delaware Properties, LLC)
•	10052 Justin Drive, Urbandale, IA 50322

•	3000 Justin Drive, Urbandale, IA 50322

•	2721 99th Street, Urbandale, IA 50322

•	2851 99th Street, Urbandale, IA 50322

•	2901 99th Street, Urbandale, IA 50322

•	2851 104th Street, Urbandale, IA 50322
     Welsh CJC, LLC
•	25 Enterprise Drive, Hamilton, OH 45015

     Welsh CR, LLC
•	Mortgage interest on a property that was sold
     Welsh Hernasco, LLC
•	5301 West 5th Street, Jacksonville, FL 32254
     Welsh Jacksonville, LLC
•	5540 Broadway Avenue, Jacksonville, FL 32254
     Welsh Kiesland, LLC
•	5836-5885 Highland Ridge Drive, Cincinnati, OH 45232
•	11500 Century Boulevard, Springdale (Cincinnati), OH 45246
•	11590 Century Boulevard, Springdale (Cincinnati), OH 45246
•	106 Circle Freeway Drive, West Chester, OH 45246
     Welsh Kiesland II, LLC
•	5 Circle Freeway Drive, West Chester, OH 45246
     Welsh Rivers Park, LLC
•	8085 Rivers Avenue, Charleston, SC 29406
     Welsh Symmes Road, LLC
•	3440 Symmes Road, Hamilton, OH 45015
Welsh Real Estate Fund IV, LLC
     Welsh Cahill Road, LLC
•	7401 Cahill Road, Edina, MN 55439
     Welsh Fond du Lac, LLC
•	325 Larsen Drive, Fond du Lac, WI 54937
     Welsh Sumner Way, LLC
•	Purchase agreement with respect to property located in Kansas City, MO

Welsh US Real Estate Fund, LLC
     Welsh 201 Mississippi, LLC (to hold entire interest in former TIC property)
•	201 Mississippi Street, Gary, IN 46402
     Welsh Franklin, LLC (to hold entire interest in former TIC property)
•	5200-5390 Ashland Way, Franklin, WI 53132
     Welsh Hoover Road, LLC
•	224 North Hoover Road, Durham, NC 27704 (34.65% tenant-in-common interest; remaining interest to be held by Non-Fund Entity — 65.35% Koloa Durham, LLC)
     Welsh Kemper, LLC
•	2921-2961 East Kemper Drive, Cincinnati, OH 45241 (18.09% tenant-in-common interest; remaining interest to be held by Non-Fund Entities — 39.00% by Carpenter Enterprise Park, LLC and 42.91% by Wronski Exchange, LLC)
     Welsh Queenland, LLC
•	1962 Queenland Drive, Mosinee, WI 54455 (to hold 30.90% tenant-in-common interest; remaining interest to be held by Non-Fund Entity — 69.10% Sauk Point Square, LLC)
     Welsh Romulus Development, LLC
Vacant land located in Romulus, MI
Welsh Romulus Mezz, LLC (Interests held indirectly through a wholly-owned subsidiary, Welsh Romulus, LLC)
•	6505 Cogswell Road, Romulus, MI 48174
•	7525 Cogswell Road, Romulus, MI 48174
•	38100 Ecorse Road, Romulus, MI 48174
•	41133 Van Born Road, Belleville, MI 48111
•	41199 Van Born Road, Belleville, MI 48111

EXHIBIT B-2
NON-FUND PROPERTIES
Welsh Warren II, LLC (to be formed to hold entire interest in former TIC property)
•	25295 Guenther Road, Warren, MI
Welsh Lincoln II, LLC (to be formed to hold entire interest in former TIC property)
•	5600-5672 Lincoln Drive, Edina, MN
Welsh Orange City, LLC
•	1520 Albany Place SE, Orange City, IA
Oxford Industrial Partners Limited Partnership (Welsh Anderberg GP, LLC to be formed to hold a 2% general partnership interest in Oxford Partners Limited Partnership)
•	6999 Oxford Street, St. Louis Park, MN
Welsh Baker Road, LLC
•	4350 Baker Road, Minnetonka, MN
•	4400 Baker Road, Minnetonka, MN
Creekedge Business Center, LLC (to be formed to hold interest formerly held by Oakcreek Industrial Partners, LLC)
•	7247-7275 Flying Cloud Drive, Eden Prairie, MN
Welsh Executive Park II, LLC (to be formed to hold entire interest in former TIC property)
•	1760-1850 North Corrington Avenue, Kansas City, MO
Waters Ventures, LLC
•	Loan Oak Parkway, Eagan, MN
Welsh Green Park, LLC
•	10360 Lake Bluff Boulevard, Green Park, MO
Welsh Lambert Pointe Development III, LLC
•	629-651 Lambert Pointe Drive, Hazelwood, MO

Welsh Lambert Pointe Holdings, LLC
•	519-529 McDonnell Boulevard, Hazelwood, MO
Welsh Lambert Pointe Holdings II, LLC
•	601-627 Lambert Pointe Drive, Hazelwood, MO
Welsh Lambert Pointe Development II, LLC
•	600-638 Lambert Pointe Drive, Hazelwood, MO (70.09% tenant-in-common interest)
MS/TB, LLC
•	600-638 Lambert Pointe Drive, Hazelwood, MO (29.91% tenant-in-common interest)
MMBC Intercen, LLC
•	900 2nd Avenue South, Minneapolis, MN (39.3% direct interest in Intercen Partners, LLC, the property owner)
Welsh Intercen, LLC
•	900 2nd Avenue South, Minneapolis, MN (21.4% direct interest in Intercen Partners, LLC, the property owner; 39.3% interest held indirectly through a wholly-owned subsidiary, PH Intercen, LLC)
Welsh Shoreview, LLC
•	707 West County Road East, Shoreview, MN 55126 (25% tenant-in-common interest)
Doyle PaR, LLC
•	707 West County Road East, Shoreview, MN 55126 (25% tenant-in-common interest)
ZEL Shoreview, LLC
•	707 West County Road East, Shoreview, MN 55126 (50% tenant-in-common interest)
918 Plymouth Partners, LLC

•	9750 Rockford Road, Plymouth, MN 55442
•	9800 Rockford Road, Plymouth, MN 55442
Welsh Ankeny II, LLC (to be formed to hold entire interest in former TIC property)
•	2205 SE Creekview Dr., Ankeny, IA 50021
Bloomgate Holdings, LLC
•	5001 American Boulevard West, Bloomington, MN 55437
Westval Ventures, LLC
•	7115-7173 Shady Oak Road, Eden Prairie, MN 55344 (88.59% tenant-in-common interest held indirectly through Westval Ventures Sub, LLC)
•	13810-13800 24th Ave North, Plymouth, MN 55441 (88.59% tenant-in-common interest held indirectly through Westval Ventures Sub, LLC)
Roseridge Financial, LLC
•	7115-7173 Shady Oak Road, Eden Prairie, MN 55344 (11.41% tenant-in-common interest)
•	13810-13800 24th Ave North, Plymouth, MN 55441 (11.41% tenant-in-common interest)
TriCor Properties, LLP (TriCor Properties, LLC to be formed to hold 28% partnership interest)
•	9835-9859 13th Avenue North, Plymouth, MN 55441
•	9905-9925 13th Avenue North, Plymouth, MN 55441
Valley View Investments, LLC
•	9701-9927 Valley View Road, Eden Prairie, MN 55344
Welsh Tri-Center II, LLC (to be formed to hold entire interest in former TIC property)
•	1700-1910 Elmhurst, Elk Grove Village, IL 60007

Welsh Partners 85, LLC (to be formed to hold interest formerly held by Welsh Partners 85, a Limited Partnership)
•	6820-6848 Washington Avenue South, Eden Prairie, MN 55344
•	6102-6190 Olson Memorial Highway, Golden Valley, MN 55422
•	7202-7264 Washington Avenue South, Eden Prairie, MN 55344
Welsh Glendale, LLC
•	115 Lake Drive, Glendale Heights, IL 60139 (57.35% tenant-in-common interest)
Van Vliet Glendale, LLC
•	115 Lake Drive, Glendale Heights, IL 60139 (23.00% tenant-in-common interest)
Woodhouse Glendale, LLC
•	115 Lake Drive, Glendale Heights, IL 60139 (19.65% tenant-in-common interest)
Welsh Pewaukee, LLC
•	N22W23977 Ridgeview Parkway, Pewaukee, WI 53072 (57.35% tenant-in-common interest)
Van Vliet Pewaukee, LLC
•	N22W23977 Ridgeview Parkway, Pewaukee, WI 53072 (23.00% tenant-in-common interest)
Woodhouse Pewaukee, LLC
•	N22W23977 Ridgeview Parkway, Pewaukee, WI 53072 (19.65% tenant-in-common interest)
FAE Westbelt SPE, LLC
•	1801-1827 O’Brien Road, Columbus, OH 43228 (80% tenant-in-common interest)
Welsh Westbelt, LLC
•	1801-1827 O’Brien Road, Columbus, OH 43228 (20% tenant-in-common interest)

EXHIBIT B-3
JV PROPERTIES
          Welsh CNL Fund I, LLC owns the following wholly-owed subsidiaries which, in turn, own the properties indicated:
Welsh ADS IN, LLC
•	1745 East 165th Street, Hammond, IN 46320
Welsh ADS NC, LLC
•	9925 Brookford Street, Charlotte, NC 28273
Welsh Core OH, LLC
•	787 Renaissance Parkway, Paineville, OH 44077
WelshFingerhut MN, LLC
•	6250 Ridgeview Road, St. Cloud, MN 56303
Welsh GMR WI, LLC
•	5000 South Towne Drive, New Berlin, WI 53151
Welsh HK WI, LLC
•	2855 South James Drive, New Berlin, WI 53151
Welsh Jenkins AL, LLC
•	1608 Frank Akers Road, Anniston, AL 36202
Welsh Leedsworld PA, LLC
•	400 Hunt Valley Road, New Kensington, PA 15068
Welsh Midland WI, LLC
•	3545 Nicholson Road, Franksville, WI 53126
Welsh Navarre MN, LLC
•	7600 49th Avenue North, New Hope, MN 55428

Welsh Olsen IA, LLC
•	1100 East LeClaire Road, Eldridge, IA 52748
Welsh Riviera MI, LLC
•	5460 Executive Parkway, Grand Rapids, MI 49512
Welsh Superstock FL, LLC
•	7660 Centurian Parkway, Jacksonville, FL 32256
     KADO Investment Partners, LLC owns the following wholly-owed subsidiary which, in turn, owns the property indicated:
KADO Southdale Investment, LLC
•	6600-6800 France Avenue South, Edina, MN 55435 (21.73% tenant-in-common interest held indirectly through a wholly-owned subsidiary, KADO Southdale Investment, LLC; remaining 78.27% tenant-in-common interest held by Southdale Office, LLC, a third party not participating in the Formation Transactions)

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